[Execution Copy]

                 FIRST AMENDMENT TO PARTNERSHIP PLEDGE AGREEMENT

         This FIRST AMENDMENT TO PARTNERSHIP PLEDGE AGREEMENT (this "Amendment"), dated as of December 23, 1997, amending in certain respects the Partnership Pledge Agreement dated June 12, 1997 (as amended by this Amendment, and as further amended, supplemented, amended and restated or modified from time to time, being the "Partnership Pledge Agreement"), among Trace Foam Company, Inc., a Delaware corporation ("Trace Foam"), FMXI, Inc., a Delaware corporation ("FMXI"), and Foamex International Inc., a Delaware corporation ("FII"; and if together with Trace Foam and FMXI, the "Grantors"), in favor of Citicorp USA, Inc., as collateral agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for each of the Secured Parties.

         WHEREAS, pursuant to a Credit Agreement, dated as of June 12, 1997 (the "Existing Credit Agreement"), among Foamex L.P., a Delaware limited partnership ("Foamex" or a "Borrower"), General Felt Industries, Inc., a Delaware corporation (a "Borrower"; and, if together with Foamex, the "Borrowers"), Trace Foam, a general partner of Foamex, FMXI, managing general partner of Foamex, the Lenders, the Issuing Banks and Citicorp USA, Inc., as Collateral Agent for the Lenders and the Issuing Banks and The Bank of Nova Scotia, as Funding Agent for the Lenders and the Issuing Banks (together with the Collateral Agent, the "Administrative Agents"), the Lenders and the Issuing Banks have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, the Existing Credit Agreement is to be amended by the First Amendment to Credit Agreement, dated as of December 23, 1997 (the "First Amendment to Credit Agreement", the Existing Credit Agreement as amended by the First Amendment to Credit Agreement and as further amended, supplemented, amended and restated or modified from time to time, being the "Credit Agreement"), among the Borrowers, Trace Foam, FMXI, the Lenders, the Issuing Banks and the Administrative Agents;

         WHEREAS, as a condition precedent to the effectiveness of the First Amendment to Credit Agreement, Crain Industries, Inc., a Delaware corporation ("Crain"), is required to execute and deliver this Amendment;

         WHEREAS, Crain has duly authorized the execution, delivery and performance of this Amendment;

         WHEREAS, it is in the best interests of Crain to execute this Amendment inasmuch as Crain will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the Issuing Banks pursuant to the Credit Agreement; and

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the Issuing Banks to make Credit

Extensions to the Borrowers pursuant to the Credit Agreement, Crain agrees, for the benefit of each Secured Party, as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Partnership Pledge Agreement are used herein as defined therein.

         Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the date hereof, the Partnership Pledge Agreement shall be amended as follows:

            a. Addition of Parties. Crain hereby becomes a "Grantor" under the Partnership Pledge Agreement, thereby consenting to, among other things and in accordance with the Partnership Pledge Agreement, the granting of a security interest to the Collateral Agent for its benefit and the benefit of each of the other Secured Parties in all right, title and interest of Crain in, to and under the Partnership Agreement.

            b. Schedule I. Schedule I to the Partnership Pledge Agreement shall be amended by adding the ownership information contain in Schedule I hereto.

            c. Schedule II. Schedule II to the Partnership Pledge Agreement shall be amended by adding the locations set forth in Schedule II hereto.

         Section 3. Conditions Precedent. As provided in Section 2 above, the amendments set forth in Section 2 shall become effective, as of the date hereof, upon the due execution and delivery of this Amendment by Crain, the Grantors and the Collateral Agent.

         Section 4. Miscellaneous. Except as herein provided, the Partnership Pledge Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                           CRAIN INDUSTRIES, INC.

                           By: /s/ George L. Karpinski
                              -------------------------
                              Name: George L. Karpinski
                              Title: Vice President

                            TRACE FOAM COMPANY, INC.

                            By: /s/ Barry Zimmerman
                              -------------------------
                              Name: Barry Zimmerman
                              Title:  Executive Vice President

                            FMXI, INC.

                            By: /s/ George L. Karpinski
                              -------------------------
                             Name: George L. Karpinski
                             Title: Vice President

                            FOAMEX INTERNATIONAL INC.

                            By: /s/ George L. Karpinski
                              -------------------------
                              Name: George L. Karpinski
                              Title: Senior Vice President

                            CITICORP USA, INC., as
                            Collateral Agent

                            By: /s/ Timothy L. Freeman
                              -------------------------
                              Name: Timothy L. Freeman
                              Title: Attorney-in-Fact

                                   SCHEDULE I

                                                     Grantor's Interest in
       Grantor                                          the Partnership
-------------------                              -------------------------------
                                                 Percentage                 Type
                                                 ----------                 ----
                                      -4-

                                   SCHEDULE II

                                 Address of                      Address of
                          Chief Executive Office            location of records
Grantor's Name           and Place(s) of Business          concerning Collateral
--------------           ------------------------          ---------------------